UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   July 20, 2005

(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION (Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Kimberly-Clark Corporation, dated July 22, 2005, reporting the Corporation’s results of operations for the quarter ended June 30, 2005.

The information, including exhibits attached hereto, in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On July 20, 2005, the Corporation authorized the initial phase of a multi-year program to further improve its competitive position by accelerating investments in targeted growth opportunities, streamlining its worldwide manufacturing operations and enhancing the efficiency and cost effectiveness of its administrative operations.

Background.

With the introduction of its Global Business Plan in 2003, the Corporation detailed a long-term strategy for top- and bottom-line growth through a financially disciplined approach to brand reinvestment and innovation. The Competitive Improvement Initiatives announced by the Corporation are consistent with that plan and are designed to deliver cost savings while focusing investment on building and growing those businesses that will yield improved margins and higher returns on invested capital.

These targeted growth investments are driven by a proactive and determined focus on delivering the best solutions to customers, shoppers and users in the areas in which the Corporation is uniquely positioned to achieve the greatest success. Specifically, the Corporation will invest to:

•	strengthen its leadership position in baby and child care, adult care and family care. In particular, investments to support “grow” businesses, such as light-end incontinence, child care and mid-tier diapers, will be ramped up.

•	accelerate growth in developing and emerging markets by focusing on the high growth BRICIT (Brazil, Russia, India, China, Indonesia and Turkey) countries.

•	build on positions of regional strength in feminine care – the Americas and parts of Asia – while improving returns for the business worldwide.

•	extend the K-C Professional portfolio in higher margin segments such as workplace, safety and do-it-yourself markets.

•	expand core health care products globally and shift the portfolio to higher margin products.

•	boost R&D spending to better identify and leverage customer/shopper/user insights – and then more quickly transform those insights into proprietary technologies and innovative total solutions that will drive both growth and profitability. The Corporation expects R&D spending to rise to more than $400 million by 2009, an increase of over 50 percent compared to 2004.

•	upgrade customer management skills, tools and processes in order to strengthen customer relationships and collaboration efforts.

In support of these initiatives and to help improve brand equity and market share, the Corporation plans to reinvest significant funds in strategic marketing, raising spending levels as a percent of sales by more than 100 basis points from 2004 to 2009.

Strategic Cost Reduction Projects.

These investments go hand in hand with strategic cost reductions aimed at streamlining manufacturing and administrative operations primarily in North America and Europe, creating an even more competitive platform for growth and margin improvement.

The new cost reduction initiatives will commence in the third quarter of 2005 and are expected to be substantially completed by December 31, 2008. The initiatives will result in cumulative charges of approximately $900 million to $1.1 billion before tax ($625-$775 million after tax) over that three and one-half year period. The initiatives are expected to yield annual pretax savings that increase to $300-$350 million by 2009. Continuous productivity gains over the last several years along with investments in state-of-the-art manufacturing capacity are enabling the Corporation to consolidate production at fewer facilities. Cash costs related to the sale, closure or streamlining of operations, relocation of equipment, severance and other expenses are expected to account for approximately 45 percent of the charges. Noncash charges will consist primarily of accelerated depreciation and asset write downs.

By the end of 2008, it is anticipated there will be a net workforce reduction of about 10 percent, or approximately 6,000 employees. Approximately 20 manufacturing facilities, or 17 percent of the Corporation’s worldwide total, will be sold or closed, and an additional 4 facilities will be streamlined. In addition, 7 other facilities will be expanded as some production capacity from affected facilities is transferred to them to further improve the scale, productivity and cost position of those operations. There is a particular focus on Europe aimed at improving business results in the region. The Corporation intends to consolidate and streamline manufacturing facilities, further improve operating efficiencies, and reduce selling, general and administrative expenses while reinvesting in key growth opportunities there.

The initial phase of the cost reduction initiatives will occur between now and mid-2007 and will include the sale, closure or streamlining of 15 of the facilities and the expansion of 3 others. After tax charges in connection with these projects are expected to total approximately $355-$390 million ($500-$550 million before tax). The Corporation anticipates that the charges for the initial phase will be incurred for the following categories at the indicated estimated amounts: workforce reduction costs (approximately $150 million); accelerated depreciation (approximately $190 million); asset impairments (approximately $100 million); and other associated costs (approximately $90 million).

The Corporation will report on the progress of these strategic cost reduction activities on a quarterly basis and provide information about future phases as specific projects are approved and implemented.

Forward Looking Statements.

This Current Report on Form 8-K may contain forward-looking statements that are based upon management’s expectations and beliefs concerning future events impacting the Corporation. Certain matters contained herein concerning the business outlook, including new product introductions, cost savings and acquisitions, anticipated costs and savings related to the Competitive Improvement Initiatives, anticipated financial and operating results, strategies, contingencies, and anticipated transactions of the Corporation constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events impacting the Corporation. There can be no assurance that these future events will occur as anticipated or that the Corporation’s results will be as estimated. For a description of certain factors that could cause the Corporation’s future results to differ materially from those expressed in any such forward-looking statements, see the section of Part I, Item 1 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 entitled “Factors That May Affect Future Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                     KIMBERLY-CLARK CORPORATION

Date: July 22, 2005	By: /s/ MARK A. BUTHMAN Mark A. Buthman Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

(99.1)	Press release issued by Kimberly-Clark Corporation on July 22, 2005, regarding the Corporation’s results of operations for the quarter ended June 30, 2005.